Exhibit 10(j)-2

FORM OF

DIRECTORS

RESTRICTED STOCK AGREEMENT

DIRECTORS RS NO. «Agr_No» (Deferred Shares)

Shares of Restricted Stock are hereby awarded effective as of January 17, 2012 by TCF Financial Corporation (“TCF Financial”) to «Director_Name» (the “Grantee”) or to the Grantee’s account in the trust hereinafter described, in accordance with the following terms and conditions:

1.            Share Award.  TCF Financial hereby awards to the Grantee’s account in the TCF Directors Deferred Compensation Trust Agreement (the “Trust”) 4,025 shares (the “Deferred Shares”) of Common Stock, pursuant to the Amended and Restated Directors Stock Grant Program (the “Program”) upon the terms and conditions therein and hereinafter set forth.  This award is subject to forfeiture if the Program is not approved at the 2012 Annual Meeting of Stockholders.  A copy of the Program is incorporated herein by reference and is attached hereto.  The Deferred Shares shall be issued in the name of the trustee under the Trust (the “Trustee”) for the account of the Grantee, and shall be held by the Trustee pursuant to the terms of the Trust.

2.            Restrictions on Transfer and Restricted Periods.

a.             Beginning on the date of this Agreement (the “Commencement Date”), the Deferred Shares may not be sold, assigned, transferred, pledged or otherwise encumbered by the Trustee (except that the Trustee may transfer Deferred Shares to a successor Trustee or as provided in Section 2.3 of the Trust in the event of insolvency), except to TCF Financial or as hereinafter provided, and are subject to the restrictions set forth in the Program (collectively, the “Restrictions”).

b.            The period beginning on the Commencement Date and ending on the lapse of the Restrictions shall be referred to as the “Restricted Period.”  The Restrictions will lapse and the Deferred Shares will vest, subject to the acceleration and forfeiture provisions herein, with respect to one hundred percent (100%) of the Deferred Shares on January 15, 2013.

c.             The Compensation Committee of the Board (the “Committee”) shall have the authority, in its discretion, to accelerate the time at which any or all of the Restrictions shall lapse with respect to any Deferred Shares, or to remove any or all such Restrictions, whenever the Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes occurring after the commencement of the Restricted Period.

3.            Termination of Service.  Except as provided in Section 8 below, if the Grantee ceases to be a member of all boards of directors of TCF Financial and its affiliated companies for any reason (including, but not limited to death, total or partial disability, or normal or early retirement), all Deferred Shares which at the time of such termination of board service are subject to the Restrictions shall upon termination of such service be forfeited and returned to TCF Financial unless the Committee, pursuant to its discretion under Section 2(c), shall determine to remove any or all of the Restrictions on such Deferred Shares prior to such forfeiture; provided that in the event of Grantee’s retirement from service on any of the boards of directors of TCF Financial or its affiliated companies pursuant to the board policy on director retirement in effect at that time, the Restricted Period for any Deferred Shares still subject to Restricted Period on that date shall lapse and all Deferred Shares shall be fully vested.

4.            Certificates for Shares.  TCF Financial shall issue one or more certificates in respect of the Deferred Shares to be held by the Trustee in the name of the Trustee for the account of the Grantee until the expiration of the Restricted Period with respect to the Deferred Shares represented thereby.  Certificate(s) for Deferred Shares subject to a Restricted Period shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the TCF Directors Stock Grant Program and an Agreement entered into between the registered owner and TCF Financial Corporation. Copies of the TCF Directors Stock Grant Program and Agreement are on file in the offices of the Secretary of TCF Financial Corporation, 200 Lake Street East, Wayzata, MN 55391.”

The Grantee further agrees that, if at any time requested by the Company during the Restricted Period, s/he shall execute a stock power endorsed in blank and that s/he shall promptly deliver such stock power to TCF Financial.  The Trustee shall, if requested by TCF Financial, execute a stock power endorsed in blank with respect to any Deferred Shares held by the Trustee.

Alternatively, TCF Financial may cause the Deferred Shares to be issued in the name of the Trustee in a sub-issue of Common Stock managed by the transfer agent which is subject to transferability restrictions set forth above.

5.         Grantee’s Rights.  Except as otherwise provided herein, the Trustee shall exercise the rights as stockholder including, but not limited to, the right to receive all dividends paid on Deferred Shares and the right to vote the Deferred Shares as directed by TCF Financial Corporation, provided that any dividends paid on Deferred Shares of a Grantee shall be credited to Trustee’s account for Grantee and shall be reinvested in Common Stock.  Deferred Shares shall be subject in all respects to the terms of the Trust, including (but not limited to) the provisions which make such Deferred Shares subject to the claims of creditors in the event of insolvency of the company.  Dividends payable on Deferred Shares that are subject to the Restrictions shall be paid to the Trustee at the same time as such dividends are paid to other shareholders; provided, that shares of Common Stock issued in payment of such dividends shall be subject to all of the Restrictions that apply to the Deferred Shares with respect to which such dividends are paid until all of the Restrictions applicable to such Deferred Shares have lapsed or otherwise have been removed.

6.         Expiration of Restricted Period.  Upon the expiration of the Restricted Period with respect to any Deferred Shares, TCF Financial shall redeliver to the Trustee for the Grantee’s account the certificate(s) for Deferred Shares with respect to which Restricted Periods have expired without the restrictive legend provided for in Section 4 above.  The Trustee shall hold such Deferred Shares for the account of the Grantee until such time as they become distributable pursuant to the provisions of the TCF Directors 2005 Deferred Compensation Plan (the “Deferred Compensation Plan”).  The Trustee shall accomplish such distribution by sending the certificates for the Deferred Shares to TCF Financial’s transfer agent, with instructions to reissue them in the name of Grantee.  Subject to the provisions of Section 3 above, any Deferred Shares for which Restricted Periods are still in effect at the time of such termination of service shall be forfeited and Trustee shall deliver the certificates for such Deferred Shares to TCF Financial for cancellation.

9.            Adjustments for Changes in Capitalization of TCF Financial.  In the event of any change in the outstanding Common Stock of TCF Financial by reason of any reorganization, recapitalization, stock split, combination or exchange of shares, merger, consolidation or any change in the corporate structure of TCF Financial or in the shares of Common Stock, or in the event of any issuance of preferred stock or other change in the capital structure of TCF Financial which the Committee deems significant for purposes of this Agreement, the number and class of Deferred Shares covered by this Agreement shall be appropriately adjusted by the Committee, whose determination of the appropriate adjustment, or whose determination that there shall be no adjustment, shall be conclusive.  Any Deferred Shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee or the Trustee will be subject to the Restrictions and the certificate or other instruments representing or evidencing such Deferred Shares shall be legended and deposited with TCF Financial or the Trustee in the manner provided in Section 4 above.

10.    Effect of Change in Control.  Subject to the six-month holding requirement, if any, of the Rule 16b-3 under the Securities Exchange Act of 1934, as amended, but notwithstanding any other provision in this Program (including, but not limited to, Sections 2(b) and 3 of this Agreement) in the event of a Change in Control, as defined in the Program, all terms and conditions of this Restricted Stock Award shall be deemed satisfied, and all the Deferred Shares shall vest as of the date of the Change in Control.  Such vested Deferred Shares shall be distributed as provided in the Deferred Compensation Plan, in accordance with the procedures described in Section 6 of this Agreement.

9.            Delivery and Registration of Shares of Common Stock.  TCF Financial’s obligation to deliver Deferred Shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such Deferred Shares are to be delivered, in such form as the

Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state, or local securities law or regulation.  It may be provided that any representation requirement shall become inoperative upon a registration of such Deferred Shares or other action eliminating the necessity of such representation under the Securities Act or other securities law or regulation.  TCF Financial shall not be required to deliver any Deferred Shares under the Program prior to the completion of such registration or other qualification of such Deferred Shares under state or federal law, rule, or regulation, as the Committee shall determine to be necessary or advisable.

10.    Program and Committee Interpretations as Controlling.  The Deferred Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Program, which are controlling.  All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee or his or her legal representatives with regard to any question arising hereunder or under the Program.

11.    Grantee Service.  Nothing in this Agreement shall limit the right of the Board, Board committees, or shareholders of TCF Financial to remove the Grantee from service as a Director, to refuse to renominate or reelect the Grantee as a Director or to enforce the duly adopted retirement policies of the Board of TCF Financial.

12.    Grantee and Trustee Acceptance.  The Grantee shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy hereof to TCF Financial.  The Trustee (if applicable) shall signify its acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy hereof to TCF Financial.

13.    Section 409A of the Internal Revenue Code.  Insofar as the arrangements described in this Agreement are subject to Section 409A of the Internal Revenue Code of 1986, as amended, the terms of this Agreement shall be interpreted as necessary to comply with the requirements of Section 409A, as interpreted by guidance issued by the Internal Revenue Service.

IN WITNESS WHEREOF, the parties hereto have caused this RESTRICTED STOCK AGREEMENT to be executed as of the date first above written.

TCF FINANCIAL CORPORATION

By
General Counsel

ACCEPTED:

Signature - «Director_Name»

(Street Address)

(City, State and Zip Code)

TRUSTEE
The First National Bank in Sioux Falls

By:

Title: